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
                                                                  Exhibit 99.2

                               Ford Motor Company

                2002 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                  2002 Planned
                                               ------------------
                                                First     Second
                                               Quarter    Quarter
                                               -------    -------
                                                (000)      (000)

North American Production and Imports

Car                                              390        435

Truck                                            660        742

   North American Production                   1,050      1,180
                                             -------    -------
Mexican Domestic Units                      Incl. Above  Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         79

   Total North America (Incl. Imports)         1,113      1,259


Overseas Vehicle Unit Sales                      612        688
                                             -------    -------

Ford Worldwide                                 1,725      1,947
                                             =======    =======

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                         13          0
                  - Quarter                       55        146
                  - Year                         (15)        58

                  Percentage:
                  - Issue                          1%         0%
                  - Quarter                        5%        13%
                  - Year                         (1)%         5%

   Overseas
                  Units:
                  - Issue                        (15)         0
                  - Quarter                      (57)        76
                  - Year                         (87)      (28)

                  Percentage:
                  - Issue                        (2)%         0%
                  - Quarter                      (9)%        12%
                  - Year                        (12)%       (4)%

   Worldwide
                  Units:
                  - Issue                         (2)          0
                  - Quarter                       (2)        222
                  - Year                        (102)         30

                  Percentage:
                  - Issue                        (0)%         0%
                  - Quarter                      (0)%        13%
                  - Year                         (6)%         2%

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                                                              Investor Relations
                                                                         3/1/02